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Exhibit 23.4


SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA








                   CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP



The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the incorporation by reference, to our report dated March 16, 2002 except for
Note 20(ii) which is as of July 25, 2002 on the financial statements of Med-Emerg International Inc. for the year ended December 31, 2001, included in the registration statement filed on Form SB-2, by the company.





Toronto, Ontario                                             [SIGNATURE]
July 26, 2002                                          Chartered Accountants







1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663